Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE FOURTH QUARTER AND YEAR END 2015

MIAMI, FLORIDA, April 13, 2016 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”)

(NASDAQ: SBSA) today reported financial results for the quarter- and year-ended December 31, 2015.

Financial Highlights

(in thousands)	Quarter Ended December 31,		%	Year Ended December 31,		%
	2015	2014	Change	2015	2014	Change
Net revenue:
Radio	$36,429	$32,327	13%	$133,624	$130,505	2%
Television	3,847	4,008	(4%)	13,275	15,775	(16%)
Consolidated	$40,276	$36,335	11%	$146,899	$146,280	0%
OIBDA, a non-GAAP measure*:
Radio	$12,452	$13,297	(6%)	$49,818	$49,392	1%
Television	504	975	(48%)	(254)	(560)	55%
Corporate	(3,020)	(2,173)	39%	(10,462)	(9,720)	8%
Consolidated	$9,936	$12,099	(18%)	$39,102	$39,112	(0%)

* Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“During the fourth quarter, we made continued progress in executing our multi-platform strategy and growing our total audience shares,” commented Raúl Alarcón, Jr., Chairman and CEO. “Our AIRE radio network gained traction with listeners, advertisers and our station partners and is progressing in line with our plan. Our radio stations continue to increase their audience shares across the nation’s largest Hispanic media markets and we further strengthened our digital platform and reach, most notably through the highly successful launch of our new La Musica app.  Moving forward, we are focused on continuing to build on our strong multi-platform audience shares and digital capabilities to connect brands with the rapidly expanding Latino population on-air, online, and via mobile.”

Quarter End Results

For the quarter-ended December 31, 2015, consolidated net revenues totaled $40.3 million compared to $36.3 million for the same prior year period, resulting in an increase of $4.0 million or 11%.  Our radio segment net revenues increased $4.1 million or 13%, due to increases in local, network, digital and barter sales, and special events revenue. Our local sales increased in our Los Angeles, Miami and New York markets.  Our television segment net revenues decreased $0.2 million or 4%, due to the decreases in local and paid-programming sales offset by an increase in national sales.

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Consolidated OIBDA, a non-GAAP measure, totaled $9.9 million compared to $12.1 million for the same prior year period, representing a decrease of $2.2 million or 18%. Our radio segment OIBDA decreased $0.8 million or 6%, primarily due to an increase in operating expenses of $4.9 million, partially offset by the increase in net revenues of $4.1 million.  Radio station operating expenses increased mainly due to increases in special event related expenses, advertising, promotion and prize expenses, commissions, legal fees and settlements, affiliate compensation audience ratings and research, music license fees, taxes and licenses, and compensation & benefits.  Our television segment OIBDA decreased $0.5 million, due to the increase in operating expenses of $0.3 million and the decrease in net revenues of $0.2 million.  Television station operating expenses increased primarily due to increases in legal fees, trade, and special event related expenses.  Our corporate expenses increased $0.8 million or 39%, mostly due to an increase in legal and security expenses.

Operating income totaled $8.8 million compared to $10.8 million for the same prior year period, representing a decrease of $2.0 million or 18%.  This decrease in operating income was primarily due to increases in operating and corporate expenses, which were partially offset by an increase in net revenues.

Year End Results

For the year ended December 31, 2015, consolidated net revenues totaled $146.9 million compared to $146.3 million for the same prior year period, resulting in an increase of $0.6 million or less than 1%.  Our television segment net revenues decreased $2.5 million or 16%, due to the decreases in special events revenue, paid-programming and local spot sales.  Our radio segment net revenues increased $3.1 million or 2%, due to the increases in national, network, local, digital and barter sales, which was offset by a decrease in special events revenue.  Our radio sales increases occurred primarily in our Chicago New York, and Miami markets.

Consolidated OIBDA, a non-GAAP measure, totaled $39.1 million compared to $39.1 million for the same prior year period, remaining flat for the year.  Our radio segment OIBDA increased $0.4 million or 1%, primarily due to the increase in net revenues of $3.1 million and the increase in operating expenses of $2.7 million.  Radio station operating expenses increased mainly due to talent costs, advertising, promotion and prize expenses, affiliate compensation, commissions, programming and sales bonuses, security, music license fees, and ratings services, offset by decreases in special event expenses and professional fees.  Our television segment OIBDA increased $0.3 million, due to the decrease in station operating expenses of $2.8 million, which were partially offset by the decrease in net revenues of $2.5 million.  Television station operating expenses decreased primarily due to decreases in programming production costs, special events, trade, legal fees, and bad debt expense.  Our corporate expenses increased by $0.7 million or 8%, mostly due to an increase in legal and security expenses.

Operating income totaled $33.9 million compared to $35.3 million for the same prior year period, representing a decrease of $1.5 million or 4%.  This decrease in operating income was primarily due to the impairment of a FCC broadcast license combined with the prior year recognition of a gain on the sale of assets.

Fourth Quarter 2015 Conference Call

We will host a conference call to discuss our fourth quarter 2015 financial results on Monday, April 18, 2016 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-858-4600 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Monday, May 2, 2016, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10082684.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 100 affiliated stations reaching 90% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

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This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the quarter- and year-ended December 31, 2015 and 2014.

	Quarter Ended December 31,		Year Ended December 31,
Amounts in thousands, except per share amounts	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net revenue	$40,276	$36,335	$146,899	$146,280
Station operating expenses	27,320	22,063	97,335	97,448
Corporate expenses	3,020	2,173	10,462	9,720
Depreciation and amortization	1,180	1,319	4,802	5,125
(Gain) loss on the disposal of assets, net	(10)	—	(87)	(1,204)
Impairment charges and restructuring costs	(62)	(50)	536	(153)
Operating income	8,828	10,830	33,851	35,344
Interest expense, net	(9,968)	(9,922)	(39,847)	(39,719)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,434)	(9,734)	(9,734)
Loss before income taxes	(3,574)	(1,526)	(15,730)	(14,109)
Income tax expense (benefit)	3,489	4,440	11,225	5,842
Net loss	(7,063)	(5,966)	(26,955)	(19,951)
Net loss per common share:
Basic & Diluted	$(0.97)	$(0.82)	$(3.71)	$(2.75)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended December 31, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$9,936	12,452	504	(3,020)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,180	450	644	86
(Gain) loss on the disposal of assets, net	(10)	(10)	—	—
Impairment charges and restructuring costs	(62)	—	—	(62)
Operating Income (Loss)	$8,828	12,012	(140)	(3,044)

	Quarter Ended December 31, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$12,099	13,298	975	(2,174)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,319	541	682	96
(Gain) loss on the disposal of assets, net	—	—	—	—
Impairment charges and restructuring costs	(50)	—	—	(50)
Operating Income (Loss)	$10,830	12,757	293	(2,220)

	Year Ended December 31, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$39,102	49,818	(254)	(10,462)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	4,802	1,813	2,621	368
(Gain) loss on the disposal of assets, net	(87)	(78)	2	(11)
Impairment charges and restructuring costs	536	925	—	(389)
Operating Income (Loss)	$33,851	47,158	(2,877)	(10,430)

	Year Ended December 31, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$39,112	49,392	(560)	(9,720)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	5,125	2,009	2,748	368
(Gain) loss on the disposal of assets, net	(1,204)	(1,204)	—	—
Impairment charges and restructuring costs	(153)	—	—	(153)
Operating Income (Loss)	$35,344	48,587	(3,308)	(9,935)

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under our Senior Secured Notes Indenture, we are to provide our Senior Secured Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended December 31, 2015 and 2014, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of December 31, 2015.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of December 31, 2015.

	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Unaudited and in thousands)	2015	2015	2015	2015	2015
Station Operating Income for the Television Segment, as defined by the Indenture	$267	679	(522)	983	(873)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,620	643	630	663	684
Non-cash barter (income) expense	372	132	182	(24)	82
Other	151	44	65	33	9
GAAP Operating Loss for the Television Segment	$(2,876)	(140)	(1,399)	311	(1,648)

	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2014	2014	2014	2014
Station Operating Income for the Television Segment, as defined by the Indenture	$324	983	(677)	410	(392)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,748	682	684	691	691
Non-cash barter (income) expense	42	(5)	(5)	(3)	55
Other	842	13	42	462	325
GAAP Operating Loss for the Television Segment	$(3,308)	293	(1,398)	(740)	(1,463)

As of December 31, 2015
Secured Leverage Ratio, as defined by the Indenture	6.8

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net revenue:
Radio	$36,429	$32,327	133,624	130,505
Television	3,847	4,008	13,275	15,775
Consolidated	$40,276	$36,335	146,899	146,280
Engineering and programming expenses:
Radio	$5,988	$5,195	23,101	21,132
Television	1,676	1,723	7,660	8,777
Consolidated	$7,664	$6,918	30,761	29,909
Selling, general and administrative expenses:
Radio	$17,990	$13,836	60,706	59,981
Television	1,666	1,309	5,868	7,558
Consolidated	$19,656	$15,145	66,574	67,539
Corporate expenses:	$3,020	$2,173	10,462	9,720
Depreciation and amortization:
Radio	$450	$541	1,813	2,009
Television	644	682	2,621	2,748
Corporate	86	96	368	368
Consolidated	$1,180	$1,319	4,802	5,125
(Gain) loss on the disposal of assets, net:
Radio	$(10)	$—	(78)	(1,204)
Television	—	—	2	—
Corporate	—	—	(11)	—
Consolidated	$(10)	$—	(87)	(1,204)
Impairment charges and restructuring costs:
Radio	$—	$—	925	—
Television	—	—	—	—
Corporate	(62)	(50)	(389)	(153)
Consolidated	$(62)	$(50)	536	(153)
Operating income (loss):
Radio	$12,011	$12,755	47,157	48,587
Television	(139)	294	(2,876)	(3,308)
Corporate	(3,044)	(2,219)	(10,430)	(9,935)
Consolidated	$8,828	$10,830	33,851	35,344

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	December 31, 2015
Cash and cash equivalents	$19,443
Total assets	$451,744
12.5% Senior Secured Notes due 2017, net	$272,391
Other debt	4,922
Total debt	$277,313
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	55,565
Total	$146,114
Total stockholders' deficit	$(98,548)
Total capitalization	$324,879

	For the Year Ended December 31,
	2015	2014
Capital expenditures	$2,472	$2,216
Cash paid for income taxes	$452	$410